UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

Bio-En Holdings Corp.

 (Exact name of registrant as specified in its charter)

Delaware	333-186629	990369776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

56 Main Street

Monsey, New York 10952

(Address of principal executive offices)(Zip Code)

(845) 364-7151

Registrant's telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Sale Agreement

On March 12, 2018, Bio-En Holdings Corp. (the “Company”) and Baruch Adika and Shlomi Shany (the “Purchaser(s)”) finalized the closing of a Stock Sale Agreement (the “Stock Agreement”), whereby the Purchasers completed the purchase of 40,000,000 shares of Company common stock, par value $0.0001 per share (the “Shares”), the Shares, after the Closing, representing approximately 55% of the issued and outstanding shares of the Company, for an aggregate purchase price of $210,000.00 (the “Purchase Price”), the Purchase Price allocated and distributed to pay/settle certain accounts payables of Company.

The foregoing description of the terms of the Stock Agreement is qualified in its entirety by reference to the provisions of the Stock Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the closing of the Stock Agreement, on March 12, 2018, Serena Potash, Geoffrey Maclean and Joseph Micallef submitted to the Company resignation letters pursuant to which they resigned from their positions as officers and member of the Board of Directors of the Company. Ms. Potash’s, Mr. Maclaren’s and Mr. Micallef’s resignations were not a result of any disagreements relating to the Company’s operations, policies or practices.

On March 12, 2018, the Board of Directors of the Company (the “Board”) appointed: (i) Baruch Adika to serve as the President and a member of the Board; and (ii) Shlomi Shany to serve as Executive Vice-President and a member of the Board and, contemporaneously, accepted the resignations of Ms. Potash, Mr. Maclaren and Mr. Micallef.

Baruch Adika, 39, President and Director.

Baruch Adika (“Adika”), with an extensive track record of effective and multifaceted turnaround strategies for globally recognized brands, is currently the President and Chief Executive Officer of W. Showroom, Inc., Sourcing Society Inc. and Brand Defender Inc.

Shlomi Shany, 50, Executive Vice-President and Director.

Shlomi Shany (“Shany”) has been active in the Israeli stock market for over 20 years as a financial advisor and consultant in the field of mergers and acquisitions, specializing in merging private companies into public companies. Shany also heads an investors group focusing on start-up companies in the technology and medical field, including Safe-T Group, Ltd., an Israeli cyber company.

Family Relationships

There are no family relationships between Messrs. Adika and Shany and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Stock Sale Agreement, dated December 27, 2017 by and among the Company and the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIO-EN HOLDINGS CORP.

Date: March 16, 2018	By:	/s/ Baruch Adika
Name: Baruch Adika
Title: President